ARTICLES OF AMENDMENT

     DREYFUS CALIFORNIA TAX EXEMPT BOND FUND, INC., a Maryland corporation having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation is hereby amended by striking

Article SECOND of the Articles of Incorporation and inserting in lieu thereof the following:

"SECOND: The name of the corporation (hereinafter called the 'corporation') is Dreyfus Premier California Tax Exempt Bond Fund, Inc."

     SECOND: The charter of the Corporation is hereby amended further by redesignating the issued and unissued shares of the Corporation as Class Z Common Stock.

     THIRD: The foregoing amendments to the charter of the Corporation were approved by a majority of the entire Board of Directors; the foregoing amendments are limited to changes expressly permitted by Section 2-605 of Subtitle 6 of Title II of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

     IN WITNESS WHEREOF, Dreyfus California Tax Exempt Bond Fund, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its Vice President who acknowledges that these Articles of Amendment are the act of the Corporation, that to the best of his knowledge, information and belief all matters and facts set forth herein relating to the authorization and approval of these Articles are true in all material respects, and that this statement is made under the penalties of perjury.

DREYFUS CALIFORNIA TAX EXEMPT BOND FUND, INC.
By	/s/ Mark N. Jacobs
Mark N. Jacobs
Vice President

WITNESS:
/s/ Steven F. Newman Steven F. Newman Assistant Secretary

ARTICLES SUPPLEMENTARY

DREYFUS PREMIER CALIFORNIA TAX EXEMPT BOND FUND, INC., a

Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the

"Corporation"), hereby certifies to the State Department of Assessments and Taxation of

Maryland that:

     FIRST: The aggregate number of shares of Common Stock that the Corporation has authority to issue is increased by three hundred million (300,000,000) shares of Common Stock, $.01 par value per share, with an aggregate par value of three million dollars ($3,000,000), of which one hundred million (100,000,000) of such shares shall be classified as Class A Common Stock, one hundred million (100,000,000) of such shares shall be classified as Class B Common Stock, and one hundred million (100,000,000) of such shares shall be classified as Class C Common Stock of the Corporation.

     SECOND: The shares of Class A Common Stock, Class B Common Stock and Class C Common Stock of the Corporation shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Article FIFTH of the Corporation's Charter and shall be subject to all provisions of the Corporation's Charter relating to stock of the Corporation generally, and to the following:

(1) As more fully set forth hereinafter, the assets and liabilities and the income and expenses of the Class A, Class B and Class C Common Stock of the Corporation shall be determined separately from each other and from Class Z Common Stock of the Corporation and, accordingly, the net asset value, dividends and distributions payable to holders, and amounts distributable in the event of liquidation of the Corporation to holders of shares of the Corporation's stock, may vary from class to class. Except for these differences, and certain other differences hereinafter set forth, each class of the Corporation's stock shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption.

(2) The assets attributable to the Class A, Class B and Class C Common Stock of the Corporation shall be invested in the same investment portfolio, together with the assets attributable to Class Z Common Stock of the Corporation.

(3) The proceeds of the redemption of the shares of any class of stock of the Corporation may be reduced by the amount of any contingent deferred sales charge, liquidation charge, or any other charge (which charges may vary within and among the classes,) payable on such redemption or otherwise, pursuant to the terms of issuance of such shares, all in accordance with the Investment Company Act of 1940, as amended (the "1940 Act"), and applicable rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD").

(4) At such times (which may vary between and among the holders of particular classes) as may be determined by the Board of Directors or, with the authorization of the Board of Directors, by the officers of the Corporation, in accordance with the 1940 Act, applicable rules and regulations thereunder and applicable rules and regulations of the NASD and reflected in the pertinent registration statement of the Corporation, shares of any particular class of stock of the Corporation may be automatically converted into shares of another class of stock of the Corporation based on the relative net asset values of such classes at the time of the conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the pertinent registration statement of the Corporation as aforesaid.

     (5) The dividends and distributions of investment income and capital gains with respect to each class of stock of the Corporation shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary between each class of stock of the Corporation to reflect differing allocations of the expenses of the Corporation among the classes and any resultant differences between the net asset values per share of the classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income, realized and unrealized capital gains and losses, and expenses and liabilities of the Corporation among the classes shall be determined by the Board of Directors in a manner that is consistent with applicable law.

     (6) Except as may otherwise be required by law, the holders of each class of stock of the Corporation shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of that particular class and (ii) no voting rights with respect to any matter submitted to a vote of stockholders that does not affect holders of that particular class.

THIRD: Immediately before the increase and classification of shares as set forth in Article FIRST hereof, the Corporation was authorized to issue one hundred million (100,000,000) shares of stock, all of which were shares of Class Z Common Stock, having a par value of one cent ($.01) each, and an aggregate par value of one million dollars ($1,000,000).

     FOURTH: As hereby increased and classified, the total number of shares of stock which the Corporation has authority to issue is four hundred million (400,000,000) shares, all of which are shares of Common Stock, with a par value of one cent ($.01) per share, having an aggregate par value of four million dollars ($4,000,000), classified as follows:

Class		Shares Authorized
Class A		100,000,000
Class B		100,000,000
Class C		100,000,000
Class Z		100,000,000
	Total	400,000,000

     FIFTH: The Board of Directors of the Corporation increased the total number of shares of capital stock that the Corporation has authority to issue pursuant to Section 2-105(c) of the Maryland General Corporation Law and classified the increased shares pursuant to authority provided in the Corporation's Charter.

     IN WITNESS WHEREOF, Dreyfus Premier California Tax Exempt Bond Fund, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President who acknowledges that these Articles Supplementary are the act of the Corporation, that to the best of his knowledge, information and belief all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.

DREYFUS PREMIER CALIFORNIA TAX EXEMPT BOND FUND, INC.
By:	/s/ Mark N. Jacobs
Mark N. Jacobs
Vice President

WITNESS:
/s/ Steven F. Newman Steven F. Newman Assistant Secretary

ARTICLES SUPPLEMENTARY DREYFUS PREMIER CALIFORNIA TAX EXEMPT BOND FUND, INC., a

Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the

"Corporation"), hereby certifies to the State Department of Assessments and Taxation of

Maryland that:

     FIRST: The aggregate number of shares of Common Stock that the Corporation has authority to issue is increased by one hundred million (100,000,000) shares of Common Stock, $.01 par value per share, with an aggregate par value of one million dollars ($1,000,000), and all of such shares shall be classified as Class Z Common Stock of the Corporation.

     SECOND: The shares of Class Z Common Stock of the Corporation shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Article FIFTH of the Corporation's Charter and shall be subject to all provisions of the Corporation's Charter relating to stock of the Corporation generally.

     THIRD: Immediately before the increase and classification of shares as set forth in Article FIRST hereof, the Corporation was authorized to issue four hundred million (400,000,000) shares of Common Stock, with a par value of one cent ($.01) per share, having an aggregate par value of four million dollars ($4,000,000), classified as follows:

Class		Shares Authorized
Class A		100,000,000
Class B		100,000,000
Class C		100,000,000
Class Z		100,000,000
	Total	400,000,000

     FOURTH: As hereby increased and classified, the total number of shares of stock which the Corporation has authority to issue is five hundred million (500,000,000) shares, all of which are shares of Common Stock, with a par value of one cent ($.01) per share, having an aggregate par value of five million dollars ($5,000,000), classified as follows:

Class		Shares Authorized
Class A		100,000,000
Class B		100,000,000
Class C		100,000,000
Class Z		200,000,000
	Total	500,000,000

     FIFTH: The Board of Directors of the Corporation increased the total number of shares of capital stock that the Corporation has authority to issue pursuant to Section 2-105(c) of the Maryland General Corporation Law and classified the increased shares pursuant to authority provided in the Corporation's Charter.

     IN WITNESS WHEREOF, Dreyfus Premier California Tax Exempt Bond Fund, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President who acknowledges that these Articles Supplementary are the act of the Corporation, that to the best of his knowledge, information and belief all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.

DREYFUS PREMIER CALIFORNIA TAX EXEMPT BOND FUND, INC.
By:	/s/ Mark N. Jacobs
Mark N. Jacobs
Vice President

WITNESS:

/s/John B. Hammalian
John B. Hammalian
Secretary

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